UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 30, 2013

ETERNITY HEALTHCARE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53376	75-3268426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8755 Ash Street, Suite 1, Vancouver, British Columbia	V6P 6T3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(855) 324-1110

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01         Regulation FD Disclosure

On October 30, 2013, Eternity Healthcare Inc. (the “Company”) announced that it has reached an agreement with Phoenix-based Global Medical Equipment of America (GMEA) pursuant to which GMEA will acquire 100% of the Company through a share exchange agreement. The Company will issue to GMEA, and all of the shareholders of GMEA, approximately 40,000,000 of its shares in exchange for all of the shares of GMEA and all of their shareholders. These new shares will be issued by the Company at the time of the transaction. The share exchange agreement is expected to complete in the first quarter of 2014.  As part of the transaction the Company’s head office shall be moved from Vancouver, Canada to Phoenix, Arizona where it will become sequestered under the existing management of GMEA. The current president and chief executive officer of GMEA, Mr. Harold Halman, shall take the position as the president and chief executive officer of Eternity Healthcare Inc. and Dr. Hassan Salari will serve the Company as executive chairman.

Item 9.01	Exhibits
99.1	News Release dated October 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETERNITY HEALTHCARE INC.

/s/ Hassan Salari
Hassan Salari
President and Director

Date:	October 30, 2013